EXHIBIT 16.1

September 16, 2026

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Dear Sirs/Madams,

Re: Stark Focus Group, Inc.

We have read the statements under item 4.01 in Form 8-K dated September 10, 2026, of Stark Focus Group, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Boladale Lawal & Co

/s/ Boladale Lawal

Boladale Lawal FCA

Managing Partner/CEO